Exhibit 99.1
Signatures

KKR Millennium Limited	March 4, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Associates Millennium (Overseas), Limited Partnership	March 4, 2011

By: KKR Millennium Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Millennium Fund (Overseas), Limited Partnership	March 4, 2011

By: KKR Associates Millennium (Overseas), Limited Partnership
Its: General Partner

By: KKR Millennium Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Europe Limited	March 4, 2011

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR Associates Europe, Limited Partnership	March 4, 2011

By: KKR Europe Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

KKR European Fund, Limited Partnership	March 4, 2011

By: KKR Associates Europe, Limited Partnership
Its: General Partner

By: KKR Europe Limited
Its: General Partner

/s/ Richard J. Kreider
Name: Richard J. Kreider
Title: Attorney-in-fact for William J. Janetschek, Director

/s/ Richard J. Kreider	March 4, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Henry R. Kravis

/s/ Richard J. Kreider	March 4, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for George R. Roberts

/s/ Richard J. Kreider	March 4, 2011
Name: Richard J. Kreider,
Title: Attorney-in-fact for James H. Greene, Jr.

/s/ Richard J. Kreider	March 4, 2011
Name: Richard J. Kreider
Title: Attorney-in-fact for Paul E. Raether